UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 17, 2013

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

On May 17, 2013, the New York Public Service Commission (the "NYPSC") issued an order in Case 12-G-0141 that authorizes the corporate reorganization of the Company into a holding company structure on certain conditions. The NYPSC's order among other things, authorizes: (a) the Company to form a holding company; (b) the use of $1 million in funds derived from the Company's rendition of utility service for non-utility operation (e.g. Leatherstocking Gas) to permit construction of its new facilities in Pennsylvania and New York; and (c) the acquisition of up to an additional 5% of the Company's common stock by Mirabito Holdings, Inc., for which approval was jointly sought by the Company and Mirabito Holdings, Inc. in Case 11-G-0417.

In addition and as previously disclosed, on April 20, 2012, the NYPSC issued a final order in Case 11-G-0280 approving a three-year rate plan. The approved three-year rate plan provided for revenue increases to the Company's rates in the first year (May 1, 2012 to April 30, 2013) of $944,310; in year two (May 1, 2013 to April 30, 2014) of $899,674; and in year three (May 1, 2014 to April 30, 2015) of $323,591. The second year rate increase of $899,674 became effective on May 1, 2013.

Our PA tariff filing requesting rates became effective by operation of law onMay 20th, 2013. This was the last significant step to being able to provide gas services to our new franchise area in PA.

Page 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: May 21, 2013